SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------


                                  FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                          United States Steel LLC

           (to be converted into United States Steel Corporation)
   --------------------------------------------------------------------
  (Exact name of Registrant as Specified in its Certificate of Formation)


          Delaware                               25-0996816
-----------------------------------   ---------------------------------------
   (State of Incorporation                   (I.R.S. Employer
      or Organization)                       Identification No.)



       600 Grant Street, Pittsburgh, PA                    15219-2800
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   (Address of Principal Executive Offices)                (Zip Code)

   If this form relates to the              If this form relates to the
   registration of a class of               registration of a class of
   securities pursuant to Section           securities pursuant to Section
   12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
   effective pursuant to General            effective pursuant to General
   Instruction A.(c), please check          Instruction A.(d), please check
   the following box. /x/                   the following box. box. / /

Securities Act registration statement file number to which this form relates:
                                 333-71454
                             -----------------
                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------

        10% Senior Quarterly Income            New York Stock Exchange
        Debt Securities due 2031

Securities to be registered pursuant to Section 12(g) of the Act:

                                    NONE
--------------------------------------------------------------------------------
                              (Title of Class)




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         For a full description of up to 14,600,000 of the 10% Senior Quarterly Income Debt Securities due 2031 being registered hereby, reference is made to the information contained under the section entitled "Description of the SQUIDS" in the Registrant's registration statement on Form S-4 (File No. 333-71454) filed with the Securities and Exchange Commission on October 12, 2001, as amended, and is incorporated herein by reference.

Item 2.  Exhibits.


Exhibit Number       Description

     1 Amended and Restated Limited Liability Company Operating Agreement of United States Steel LLC (incorporated by reference to Exhibit 3.1 to United States Steel LLC's Registration Statement on Form S-4 (File No. 333-69090) filed on September 7, 2001).

     2 Form of Certificate of Incorporation of United States Steel Corporation (incorporated by reference to Exhibit
                  3.2 to United States Steel LLC's Registration Statement on Form S-4 (File No. 333-69090) filed on September 7,
                  2001).

     3 Form of By-laws of United States Steel Corporation (incorporated by reference to Exhibit 3.4 to United States Steel LLC's Registration Statement on Form S-4 (File No. 333-69090) filed on September 7, 2001).

     4 Form of Rights Agreement between United States Steel Corporation and [ ], as Rights Agent (incorporated by reference to Exhibit 4.1 to United States Steel LLC's Registration Statement on Form S-4/A (File No. 333-69090) filed on September 20, 2001).

     5            Form of Indenture among United States Steel LLC, Issuer;
                  USX Corporation, Guarantor; and The Bank of New York, Trustee (incorporated by reference to Exhibit 4.1 to United States Steel LLC's Registration Statement on Form S-4/A (File No. 333-71454) filed on November 1, 2001).


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     UNITED STATES STEEL LLC




Date:  December 5, 2001              By     /s/   G. R. Haggerty
                                       -----------------------------------------
                                          Gretchen R. Haggerty
                                          Vice President-Accounting & Finance